                            EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT is made as of ____________, 1995 by and between IMRE CORPORATION, a Delaware corporation (hereinafter referred to as the "Company") and the individual or entity whose name and signature appear on the signature page below (hereinafter referred to as "Exchanger").

     WHEREAS, Exchanger is the owner and holder of the Company's 7% Convertible Debentures due March 31, 2001 in the principal amount shown beneath Exchanger's signature and address on the signature page below (the "Convertible Debentures"); and

     WHEREAS, the Company and the Exchanger desire to exchange shares of the Company's common stock, par value $0.02 per share (the "Common Stock") for the Convertible Debentures (such exchange being hereinafter referred to as the "Debt Exchange"), subject to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and conditions hereinafter set forth, the parties hereto hereby agree as follows:

SECTION 1.  EXCHANGE OF SECURITIES.

     1.1 EXCHANGE OF SECURITIES. In reliance upon the representations and warranties made herein and subject to the terms and conditions hereof: (a) Exchanger hereby assigns and tenders the Convertible Debentures to the Company in exchange for Common Stock of the Company, and the Company agrees to issue Common Stock in exchange for the Convertible Debentures at the Closing (as herein defined); and (b) if Exchanger elects by signature in the space below, Exchanger hereby assigns and tenders to the Company Exchanger's right to receive all interest accrued or to accrue on the Convertible Debentures up to but not including the Closing Date (the "Accrued Interest"), and the Company agrees to issue Common Stock in exchange for the Accrued Interest at the Closing. If Exchanger does not elect by signature in the space below to the exchange of Accrued Interest for Common Stock, the Company will pay the Accrued Interest to Exchanger when due under and in accordance with the terms of the Convertible Debentures.


                 _____________________________________
                 Signature of Exchanger electing to
                 exchange Accrued Interest for Common Stock


                 By__________________________________
                 Title:


     1.2 EXCHANGE RATIO. The Company agrees that at the Closing it will issue to Exchanger one (1) share of Common Stock for each $2.25 of (a) principal amount of the Convertible Debentures and (b) Accrued Interest, if applicable. The Company will have the right to pay cash to Exchanger in lieu of issuing fractional shares. The aggregate of such shares to be issued to Exchanger is referred to hereinafter as the "Shares."

     1.3 EXPIRATION DATE. Exchanger acknowledges and understands that this Agreement shall be effective only if signed by the Exchanger and returned to the Company prior to 12:00 midnight ,


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

Seattle time, on September 15, 1995 (the "Expiration Date"), subject to extension of the Expiration Date by the Company.

     1.4 WITHDRAWAL RIGHTS. Notwithstanding Section 1.1 above, Exchanger may withdraw Exchanger's assignment and tender of Convertible Debentures and Accrued Interest, if applicable, hereunder and terminate this Agreement at any time prior to 12:00 midnight, Seattle time, on the Expiration Date by notice to the Company. Such notice must be given in accordance with Section
10.4 below, must specify Exchanger's name, the aggregate principal amount of Convertible Debentures to be withdrawn and the name of the registered holder if different from that of the person who originally tendered and must bear the signature of Exchanger or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender is or has become the holder of such Convertible Debentures. Any purported notice of withdrawal which lacks any of the required information or is dispatched to any other address will not be effective to withdraw any previously tendered Convertible Debentures. All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Company in its sole discretion, which determination will be final and binding.

     1.5 TIME AND PLACE OF CLOSING. The closing of the Debt Exchange will occur at the office of the Company, 401 Queen Anne Avenue N., Seattle, Washington on the first business day after the Expiration Date, as it may be extended (such closing hereinafter referred to as the "Closing" and such closing date herein called the "Closing Date").

     1.6 CLOSING DELIVERIES. At the Closing, Exchanger shall deliver or cause to be delivered to the Company free and clear of all restrictions upon transfer, liens, pledges, charges, and encumbrances of any kind, nature or restriction the certificates representing the Convertible Debentures duly registered in the name of Exchanger for cancellation. Concurrently therewith, the Company shall deliver or cause to be delivered to Exchanger free and clear of all restrictions upon transfer, liens, pledges, charges, and encumbrances of any kind, nature or restriction (except as otherwise set forth herein) certificates representing the Shares duly registered in the name of Exchanger.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties contained in this Section 2.

     2.2 ORGANIZATION AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct the business heretofore conducted by it in the manner and in the places where such properties are owned or leased or such business is conducted by it. The Company is duly registered or qualified to do business as a foreign corporation in the State of Washington and neither the character or location of the properties owned or leased by the Company nor the nature of the business transacted by the Company makes registration or qualification in any other jurisdiction necessary, except where failure to so qualify would not have a material adverse effect on the Company.

     2.3  AUTHORITY OF THE COMPANY; NO CONFLICTS.

     (a) The Company has full power and authority to enter into and perform this Agreement, issue the Shares and consummate the transactions contemplated hereby. When issued in accordance with this Agreement, the Shares will be validly issued, fully paid and nonassessable. All necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery, and performance of this Agreement, and the same is the valid and binding obligation of the Company enforceable in accordance with its terms.

     (b) The execution and delivery of this Agreement by the Company do not, and the issuance of the Shares and the performance of the terms hereof by the Company will not, constitute a default or event of default under, or violate, conflict with, or result in any breach of the terms, conditions, or provisions of: (i) the corporate charter or By-laws of the Company; (ii) the laws or regulations of any jurisdiction or any other governmental requirements; or (iii) any material mortgage, lien, lease, agreement, contract, instrument, order, arbitration award, injunction, judgment or decision to which the Company is a party or by which it its property is bound or materially affected. No approval, authorization, license, permit or other action by, or filing with, any federal, state, or municipal commission, board, agency or other governmental authority is required in connection with the execution and delivery by the Company of this Agreement, the issuance of the Shares or the consummation of the transaction contemplated hereby.

     2.4 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994.

     2.5  DISCLOSURE DOCUMENTS.

     (a) The Company has previously furnished to Exchanger a Tender Offer and Exchange Circular (the "Exchange Circular") and copies of its Annual Report on Form 10-K (without exhibits) for the year ended December 31, 1994 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31 and June 30, 1995 filed with the Commission under the Securities and Exchange Act of 1934 ("1934 Act")(collectively the "Disclosure Documents"). None of the information contained in the Exchange Circular or in the Disclosure Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, which misstatement or omission was not corrected in a subsequent Disclosure Document or in the Exchange Circular.

     (b) Each of the balance sheets included in the Disclosure Documents (including any related notes and schedules) fairly presents the consolidated financial position of the Company as of its date, and the other financial statements included in the Disclosure Documents (including related notes and schedules), fairly present the consolidated results of operation or other information included therein of the Company for the periods or as of the dates therein set forth in accordance with generally accepted accounting principles consistently applied during the periods involved (except that the interim reports are subject to normal recurring adjustments which might be required as result of year-end audit, and except as otherwise stated therein).

     2.6 CHANGES. Except as set forth in the Disclosure Documents, since December 31, 1994:

     (a) except for continuing operating losses through the date hereof, there has been no material adverse change in the business, property, financial condition or results of operations of the Company taken as a whole;

     (b) there has not been any direct or indirect redemption, purchase or other acquisition of any shares of the Company's capital stock by the Company, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of its capital stock;

     (c) except for the transaction contemplated hereby, the Company has not incurred any material obligation or liability other than in the ordinary course of its business, has not incurred any

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

contingent liability (as guarantor or otherwise) with respect to the obligations of others, has not transferred or otherwise disposed of any material assets other than in the ordinary course of business, and has in all other respects conducted its business in the ordinary course;

     (d) there has been no damage, destruction or casualty loss (whether or not covered by insurance) materially and adversely affecting the business, property, financial condition or results of operations of the Company taken as a whole; and

     (e) except for the granting of options to purchase shares of Common Stock, the Company has not incurred any obligation or liability to any stockholder, director, or officer of the Company other than in the ordinary course of the Company's business and the Company has not made any loans or advances to any of its stockholders, directors, or officers, except for normal advances or reimbursable expenses.

     2.7 MISSTATEMENTS AND OMISSIONS. The Company has not made any material misstatements of fact or omitted to state any material fact necessary or desirable to make complete, accurate and not misleading every representation, warranty and agreement set forth herein.

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF EXCHANGER.

     3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. Exchanger hereby makes the representations and warranties contained in this Section 3.

     3.2 ACCREDITED INVESTOR. Exchanger is an "accredited investor" within the definition set forth in Rule 501(a) under the 1933 Act.

     3.3 SHARES NOT REGISTERED. Exchanger understands (i) that the Shares have not been registered for sale under federal or state securities laws and that the Shares are being offered and issued to Exchanger pursuant to one or more exemptions from the registration requirements of such securities laws;
(ii) that in order to satisfy such requirements Exchanger must be acquiring the Shares for its own account for investment and not with a view to distribution thereof except in accordance with applicable securities laws and that the representations and warranties contained in this Section 3 are given with the intention that the Company may rely thereon for purposes of claiming such exemption; and (iii) that the Shares cannot be sold unless subsequently registered under such laws or unless an exemption from such registration is available.

     3.4 SHARES ACQUIRED FOR INVESTMENT; LIMITATION ON DISPOSITION. Exchanger agrees that the Shares will not be sold or otherwise transferred unless (i) a registration statement with respect thereto has become effective under the 1933 Act; or (ii) there is presented to the Company an opinion of counsel reasonably satisfactory to the Company that registration under federal and state securities is not required; or (iii) pursuant to the provisions of Rule 144 promulgated under the 1933 Act (and, in the case of (i) and (iii), there is presented to the Company an opinion of counsel reasonably satisfactory to the Company that the sale or transfer will not subject the Company to any liability under applicable state securities laws).
 Exchanger consents that any transfer agent of the Company may be instructed not to transfer any Shares, unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate or other instrument representing the

Shares (and any certificates or instruments issued in substitution therefor), a legend calling attention to the foregoing restrictions on transferability of such shares stating in substance:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
     REGISTERED UNDER UNITED STATES FEDERALOR STATE
     SECURITIES LAW AND MAY NOT BE OFFERED FOR SALE,
     SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR
     VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE
     SECURITIES BE TRANSFERRED ON THE BOOKS OF THE
     CORPORATION, WITHOUT REGISTRATION OF SUCH
     SECURITIES UNDER ALL APPLICABLE UNITED STATES
     FEDERAL OR STATE SECURITIES LAW OR COMPLIANCE
     WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH
     COMPLIANCE, AT THE OPTION OF THE CORPORATION, TO
     BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S
     COUNSEL, IN FORM ACCEPTABLE TO THE CORPORATION,
     THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS
     WOULD RESULT FROM SUCH PROPOSED TRANSFER OR
     ASSIGNMENT."

     3.5 ACCESS TO INFORMATION. Exchanger acknowledges receipt from the Company of the information referred to in Section 2.5 hereof and access to information if requested.

SECTION 4.  COVENANTS OF THE COMPANY.

     4.1 MAKING OF COVENANTS AND AGREEMENTS. The Company makes the covenants and agreements set forth in this Section 4.

     4.2 CONSUMMATION OF AGREEMENT. The Company shall perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be carried out. To this end, the Company will obtain all necessary authorizations or approvals of its Board of Directors or a duly authorized Board Committee to the execution and performance of this Agreement, which shall include as integral parts thereof the issuance to Exchanger of the Shares upon the terms and conditions set forth in this Agreement.

     4.3 CURRENT PUBLIC INFORMATION. The Company will file all reports required to be filed by it under the 1933 Act or the 1934 Act and the rules and regulations adopted by the Commission thereunder, and will take such further action as any Exchanger may reasonably request all to the extent required to enable each such Exchanger to sell the Shares pursuant to (i) Rule 144 adopted by the Commission under the 1933 Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

SECTION 5.  COVENANTS OF EXCHANGER.

     5.1 MAKING OF COVENANTS AND AGREEMENTS. Exchanger makes the covenants and agreements set forth in this Section.

     5.2 CONSUMMATION OF AGREEMENT. Exchanger shall perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be carried out.

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

     5.3 CURRENT PUBLIC INFORMATION. Exchanger shall file all reports required to be filed by it under the 1934 Act and the rules and regulations adopted by the Commissioner thereunder, including without limitation, as applicable, Schedules 13G, 13D, Form 3, Form 4, and Form 5.

     5.4 FURNISHING OF INFORMATION. Exchanger shall furnish to the Company all information, questionnaires and statements reasonably requested by the Company in connection with the Company's preparation of reports, proxy materials and other filings under the 1933 Act and the 1934 Act. Exchanger shall further furnish to the Company all written information and statements reasonably requested in order for the Company to more fully comply with its commitment under Section 7 hereof.

SECTION 6.  CONDITIONS PRECEDENT TO EXCHANGER'S OBLIGATIONS.

     6.1 CONDITIONS. The obligations of Exchanger to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction of the following conditions on or prior to the Closing Date except to the extent that any such condition can be and is waived by
Exchanger:

     (a) BOARD OF DIRECTOR AUTHORIZATION. This Agreement and the transactions contemplated hereby shall have been duly approved by a majority vote of the Company's Board of Directors or a duly authorized Board Committee.

     (b) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of the Company contained in Section 2 hereof shall be true and correct in all material respects as though made at the time of and as of the Closing; and the Company shall, at or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing.

SECTION 7.  INDEMNIFICATION.

     7.1 INDEMNIFICATION OF EXCHANGER. The Company agrees to indemnify and hold harmless, to the extent permitted by law, Exchanger against any and all losses, claims, damages, liabilities and expenses caused by any breach of the representations, warranties, covenants and agreements of the Company contained in this Agreement.

     7.2 INDEMNIFICATION OF THE COMPANY. Exchanger agrees to indemnify and hold harmless, to the extent permitted by law, the Company, its directors and officers and each person who controls the Company (within the meaning of the 1933 Act) against any and all losses, claims, damages, liabilities and expenses caused by any breach of the representations, warranties, covenants and agreements of Exchanger contained in this Agreement.

     7.3 DEFENSE OF ACTION. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is not assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

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

SECTION 8.  TERMINATION OF AGREEMENT.

     8.1 TERMINATION. At any time prior to the Closing Date this Agreement may be terminated (i) by mutual consent of the parties; (ii) by the Company, upon written notice to Exchanger, if there has been a material misrepresentation, breach of warranty or breach of covenant by the Exchanger in its representations and warranties or covenants; (iii) by Exchanger, upon written notice to the Company in accordance with Section 1.4 above.

     8.2 EFFECT OF TERMINATION. If this Agreement is terminated as above provided, all obligations of the parties to be performed on or subsequent to the effective date of termination as above provided shall terminate without further liability of either party to the other. In the event that this Agreement is terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such party (including any copies thereof made by the first party).

SECTION 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

     9.1 SURVIVAL OF WARRANTIES. All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by the Company to Exchanger incident to the transactions contemplated hereby shall be deemed to have been relied upon by the other party hereto, and with respect to representations and warranties, shall survive for a period of one (1) year following the Closing. All agreements, covenants and obligations shall survive the Closing regardless of any investigation made by or on behalf of either party hereto and shall not merge in the performance of any obligation by either party hereto.

SECTION 10.  MISCELLANEOUS.

     10.1 LAW GOVERNING. This Agreement shall be construed under and governed by the laws of the State of Washington.

     10.2  SOLICITATION FEES.

     (a) The Company (i) represents and warrants that it has not paid or given any commission or other remuneration directly or indirectly for soliciting the Debt Exchange and (ii) hereby agrees to indemnify and hold harmless the Exchanger of and from any liability arising from any payment or other remuneration given directly or indirectly for soliciting the Debt Exchange (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of its employees or representatives, are responsible.

     (b) Exchanger (i) represents and warrants that Exchanger retained no finder or broker in connection with the transactions contemplated by this Agreement (ii) represents and warrants that Exchanger has not paid or given any commission or other remuneration directly or indirectly for soliciting the Debt Exchange and (iii) hereby agrees to indemnify and to hold harmless the Company and all other Exchangers of and from any liability arising from any payment or other remuneration given directly or indirectly for soliciting the Debt Exchange (and the costs and expenses of defending against such liability or asserted liability) for which Exchanger, or any of Exchanger's employees or representatives, are responsible.

     10.3 TRANSFER TAXES. Subject to the following, the Company will pay all transfer taxes, if any, applicable to the Debt Exchange. The Company will not pay any transfer taxes, whether imposed on the registered holder or any other persons, and such transfer taxes will be the sole responsibility of Exchanger if (a) the Shares and/or substitute Convertible Debentures, for amounts not tendered or exchanged, are to be delivered to, or are to be registered or issued in the name of any person other than the registered holder of the Convertible Debentures exchanged hereby, (b) the certificates representing the Convertible Debentures tendered for exchange are registered in the name of any person or entity other than the person or entity signing this Agreement, or (c) a transfer tax is imposed for any reason other than transfer, exchange or sale of the Convertible Debentures pursuant to the Debt Exchange.

     10.4 NOTICES. All notices, requests, demands or other communications hereunder shall be deemed to have been duly given if delivered, if sent by facsimile or if mailed by certified or registered mail to Exchanger at the address indicated on the signature page below and to the Company as follows:


                 Mr. Alex P. de Soto
                 Chief Financial Officer
                 IMRE CORPORATION
                 401 Queen Anne Avenue North
                 Seattle, WA 98109
                 Fax: (206) 298-9494

          With copy to:

                 Bryce L. Holland, Esq.
                 Bogle & Gates
                 2 Union Square
                 601 Union Street
                 Seattle, WA 98101
                 Fax: (206) 621-2660


or to such other address of which either party may notify the other party.

     10.5 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by either party hereto have been expressed herein.

     10.6 ASSIGNABILITY. This Agreement may not be assigned by either Exchanger or the Company without the prior written consent of the other party. This Agreement shall be enforceable by and shall inure to the benefit of and be binding upon the parties hereto and their successors and no others.

     10.7 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

     10.8 PUBLICITY AND DISCLOSURE. Except as may be required by federal securities laws, no press release or public disclosure, either written or oral, of the transactions contemplated by this Agreement, shall be made by Exchanger without the prior approval of the Company.

     10.9 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     10.10 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, any provision in this Agreement may be amended or waived if the Company shall obtain the written consent of the holders of a majority in interest of the Company's 7% Convertible Debentures exchanged pursuant to this Agreement and other agreements identical hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.


                                       IMRE CORPORATION


                                       By___________________________
                                       Its__________________________





                                       _____________________________
                                       Signature of Exchanger


                                       By___________________________
                                       Its__________________________



                                       _____________________________

                                       _____________________________

                                       _____________________________
                                       Print Name and Address of Exchanger



                                       $____________________________
                                       Principal Amount of Convertible
                                       Debentures tendered for exchange




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